Exhibit (e)(8)

FORM OF REVISED SCHEDULE A
TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, dated  _________, 2014, is revised Schedule A to that certain Distribution Agreement dated as of April 1, 2012, between Aston Funds and Foreside Funds Distributors LLC (formerly known as BNY Mellon Distributors, Inc). This Schedule A is revised for the addition of ASTON/Fairpointe Focused Equity Fund and ASTON/TAMRO International Small Cap Fund. This Schedule A supersedes all previous forms of Schedule A.

ASTON FUNDS

ASTON/TCH Fixed Income Fund
ASTON/Fairpointe Mid Cap Fund
ASTON/Montag & Caldwell Balanced Fund
ASTON/Montag & Caldwell Growth Fund
ASTON/TAMRO Diversified Equity Fund
ASTON/TAMRO Small Cap Fund
ASTON/Harrison Street Real Estate Fund
ASTON/Cornerstone Large Cap Value Fund
ASTON/River Road Dividend All Cap Value Fund
ASTON/River Road Small Cap Value Fund
ASTON/River Road Select Value Fund
ASTON/Montag & Caldwell Mid Cap Growth Fund
ASTON/Barings International Fund
ASTON/Anchor Capital Enhanced Equity Fund
ASTON/Lake Partners LASSO Alternatives Fund
ASTON/Herndon Large Cap Value Fund
ASTON/LMCG Small Cap Growth Fund
ASTON/River Road Independent Value Fund
ASTON/River Road Long-Short Fund
ASTON/DoubleLine Core Plus Fixed Income Fund
ASTON/Silvercrest Small Cap Fund
ASTON/River Road Dividend All Cap Value Fund II
ASTON/LMCG Emerging Markets Fund
ASTON/Pictet International Fund
ASTON/Guardian Capital Global Dividend Fund
ASTON/Fairpointe Focused Equity Fund
ASTON/TAMRO International Small Cap Fund

FORESIDE FUNDS DISTRIBUTORS LLC		ASTON FUNDS

By:		By:

Name:	Mark A. Fairbanks	Name:	Gerald F. Dillenburg

Title:	President	Title:	Senior Vice President and Secretary